Exhibit 99.1
Waitr Reports Fourth Quarter and Full Year 2021 Results
LAFAYETTE, LA, March 11, 2022 — Waitr Holdings Inc. (Nasdaq: WTRH) (“Waitr” or the “Company”), a leader in on-demand ordering and delivery, today reported financial results for the fourth quarter and year ended December 31, 2021.
Fourth Quarter and Full Year 2021 Highlights
•Revenue for the fourth quarter of 2021 was $38.6 million, compared to $46.8 million for the fourth quarter of 2020. Revenue in the fourth quarter of 2021 decreased approximately 11% from revenues of $43.4 million for the third quarter in 2021, a comparable percentage decrease for the fourth quarter of 2020 compared to the third quarter of 2020. For the year ended December 31, 2021, revenue was $182.2 million, compared to $204.3 million for the year ended December 31, 2020.
•Net loss for the fourth quarter of 2021 was $8.1 million, or $0.06 per share, compared to net income of $2.6 million in the fourth quarter of 2020, or $0.02 per share.  Net loss for the fourth quarter of 2021 was $8.1 million compared to net income of $12.3 for the third quarter of 2021. Net loss for the year ended December 31, 2021 was $5.2 million, or $0.04 per share, compared to net income of $15.8 million, or $0.15 per share for the year ended December 31, 2020.
•Adjusted EBITDA1 for the fourth quarter of 2021 was $1.7 million, compared to $9.9 million for the fourth quarter of 2020. Adjusted EBITDA for the fourth quarter of 2021 was $1.7 million, compared to $3.1 million in the third quarter of 2021. Adjusted EBITDA for the year ended December 31, 2021 was $15.6 million, compared to $43.4 million for the year ended December 31, 2020.
•As of December 31, 2021, cash on hand was $60.1 million.
•In the fourth quarter of 2021, we continued to focus our efforts on further supplementing our offerings and diversifying the Company beyond third-party food delivery as well as investing in technology and integrations in several key business areas, with the goal of positioning ourselves for long-term growth.
“Our strategy is to expand our ecosystem, which today is comprised of our restaurants, diners and independent contractor drivers, through the enhancement of our platforms and providing additional products and services. We continue to invest in integrated commerce technologies, such as Olo Dispatch and Google Food Ordering, which are important steps in pursuing our overall growth strategy,” said Carl Grimstad, Chairman and CEO of Waitr.
Additionally, Mr. Grimstad emphasized, “While 2021 presented challenges, including impacts from the ongoing pandemic and hurricanes in our core Southeast markets, we continued to focus our efforts on enhancing our platforms and providing quality service to our restaurant partners and diners. We invested in product and engineering personnel during 2021 and made additions to our technology management team during the first quarter of 2022, which should benefit us as we plan to expand our delivery verticals. We delivered over $540 million in Gross Food Sales2 for our restaurant and business partners to consumers during 2021 through over 100,000 independent contractor drivers resulting in payments to these independent contractor drivers of over $104 million.”
Through our recent acquisitions in August 2021, we now facilitate merchant and restaurant access to third parties that provide payment processing solutions. Preliminary feedback has been positive with respect to our marketing efforts and to date we have facilitated access to third-party processing services for approximately 1,900 merchants with an annualized volume3 of approximately $900 million.
Another one of our strategies is to “deliver anything”. Our goal is to deliver any product to a consumer desiring same day delivery. With respect to this deliver anything strategy, we have initiated several integrations expected to be completed by mid-2022 with other companies to deliver their products. We continue to have positive conversations with stadiums throughout the US to offer our platform to enhance their fan bases experiences throughout the venues.
1Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of GAAP net income (loss) to Adjusted EBITDA is included in the “Non-GAAP Financial Measure/Adjusted EBITDA” table below.
2Gross Food Sales is a non-GAAP financial measure calculated as the total food and beverage sales, sales taxes, prepaid gratuities, and diner fees processed through our platforms during a given period.
3Volume is a non-GAAP financial measure calculated as the total credit card sales for the month of January 2022 processed for the merchants in our portfolio.

On December 17, 2021, the Company announced that it had entered into a non-binding letter of intent (“LOI”) to acquire Retail Innovation Labs Inc. dba Cova (“Cova”). The parties mutually agreed on March 10, 2022 that they are no longer pursuing a business combination as contemplated in the LOI (and as announced in December 2021), but continue to discuss a potential business relationship involving facilitating Cova customers access to third parties that provide payment processing solutions. The Company believes that such an arrangement can be mutually beneficial and will allow both parties to continue to execute their respective business strategies without affecting a business combination. These discussions remain preliminary and there can be no assurance that a definitive agreement with respect to this arrangement will be entered into or consummated in the near term or at all.
“Additionally, as previously announced, we have acquired the “ASAP.com” domain name in connection with our rebranding strategy. We expect that “ASAP” will serve as the foundation of our brand moving forward, as we believe it better embodies the future direction of our Company in which you can get everything ASAP,” concluded Mr. Grimstad.
Full Year 2021 Key Business Metrics
•Average Daily Orders were 32,859 for the full year of 2021.
•Active Diners as of December 31, 2021 were approximately 1.7 million.
Fourth Quarter 2021 Earnings Conference Call
The Company will host a conference call to discuss fourth quarter and full year 2021 financial results today at 5 p.m. ET. The conference call will be webcast live from the Company’s investor relations website at http://investors.waitrapp.com. The call can also be accessed live over the phone by dialing (888) 256-1007, or for international callers (323) 994-2093. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 3600193. The replay will be available until Friday, March 18, 2022.
About Waitr Holdings Inc.
Founded in 2013 and based in Lafayette, Louisiana, Waitr operates an online ordering technology platform, providing delivery, carryout and dine-in options. Waitr, along with Bite Squad and Delivery Dudes, connect local restaurants and grocery stores to diners in underserved U.S. markets. Additionally, Waitr facilitates access to third parties that provide payment processing solutions for restaurants and other merchants. Together, they are a convenient way to discover, order and receive great food and other products from local restaurants, national chains and grocery stores. As of December 31, 2021, Waitr, Bite Squad and Delivery Dudes operate in approximately 1,000 cities throughout the United States.
Cautionary Note Concerning Forward-Looking Statements
This press release contains “forward-looking statements,” as defined by the federal securities laws, including statements regarding the Company’s financial results, implementation of strategic initiatives and future performance of the Company. Forward-looking statements reflect Waitr’s current expectations and projections about future events, and thus involve uncertainty and risk. The words “believe,” “strategy,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “might,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward-looking statements. Such forward-looking statements are subject to various risks and uncertainties, including the impact of the coronavirus (COVID-19) pandemic on the Company’s business and operations, and those described under the section entitled “Risk Factors” in Waitr’s Annual Report on Form 10-K for the year ended December 31, 2021, which will be filed with the SEC on March 11, 2022, as such factors may be updated from time to time in Waitr’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Waitr’s filings with the SEC. While forward-looking statements reflect Waitr’s good faith beliefs, they are not guarantees of future performance. Waitr disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Waitr.

Contacts:
Investors
WaitrIR@icrinc.com
Media
WaitrPR@icrinc.com

WAITR HOLDINGS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
REVENUE	$38,649	$46,845	$182,194	$204,328
COSTS AND EXPENSES:
Operations and support	21,945	24,919	108,599	109,240
Sales and marketing	5,717	3,388	19,198	12,242
Research and development	993	805	4,156	4,262
General and administrative	11,508	10,730	45,042	42,982
Depreciation and amortization	3,477	2,135	12,429	8,377
Intangible and other asset impairments	—	1	186	30
(Gain) loss on disposal of assets	(12)	5	158	20
TOTAL COSTS AND EXPENSES	43,628	41,983	189,768	177,153
INCOME (LOSS) FROM OPERATIONS	(4,979)	4,862	(7,574)	27,175
OTHER EXPENSES (INCOME) AND LOSSES (GAINS), NET
Interest expense	1,741	1,937	7,074	9,458
Interest income	—	(7)	—	(102)
Other (income) expense	1,464	221	(9,443)	1,861
NET INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(8,184)	2,711	(5,205)	15,958
Income tax (benefit) expense	(58)	70	24	122
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	$(8,126)	$2,641	$(5,229)	$15,836
INCOME (LOSS) PER SHARE:
Basic	$(0.06)	$0.02	$(0.04)	$0.16
Diluted	$(0.06)	$0.02	$(0.04)	$0.15
Weighted-average shares used to compute net income (loss) per share:
Weighted average common shares outstanding – basic	134,338,607	110,996,943	120,593,501	98,095,081
Weighted average common shares outstanding – diluted	134,338,607	125,018,776	120,593,501	108,175,022

WAITR HOLDINGS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	December 31, 2021	December 31, 2020
ASSETS
CURRENT ASSETS
Cash	$60,111	$84,706
Accounts receivable, net	3,027	2,954
Capitalized contract costs, current	1,170	737
Prepaid expenses and other current assets	8,706	6,657
TOTAL CURRENT ASSETS	73,014	95,054
Property and equipment, net	3,763	3,503
Capitalized contract costs, noncurrent	3,183	2,429
Goodwill	130,624	106,734
Intangible assets, net	43,126	23,924
Operating lease right-of-use assets	4,327	—
Other noncurrent assets	1,070	588
TOTAL ASSETS	$259,107	$232,232
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
CURRENT LIABILITIES
Accounts payable	$7,018	$4,382
Restaurant food liability	3,327	4,301
Accrued payroll	2,988	4,851
Short-term loans for insurance financing	3,142	2,726
Income tax payable	74	122
Operating lease liabilities	1,581	—
Other current liabilities	19,309	13,922
TOTAL CURRENT LIABILITIES	37,439	30,304
Long term debt - related party	81,977	94,218
Accrued medical contingency	53	16,987
Operating lease liabilities, net of current portion	3,034	—
Other noncurrent liabilities	2,115	2,627
TOTAL LIABILITIES	124,618	144,136
STOCKHOLDERS’ EQUITY:
Common stock, $0.0001 par value	15	11
Additional paid in capital	503,609	451,991
Accumulated deficit	(369,135)	(363,906)
TOTAL STOCKHOLDERS’ EQUITY	134,489	88,096
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$259,107	$232,232

WAITR HOLDINGS INC.
CONSOLIDATED CASH FLOW STATEMENTS
(In thousands)
(Unaudited)

	Year Ended December 31,
	2021	2020	2019
Cash flows from operating activities:
Net income (loss)	$(5,229)	$15,836	$(291,306)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Non-cash interest expense	2,258	5,925	5,674
Non-cash advertising expense	—	—	397
Stock-based compensation	7,974	5,166	7,238
Equity issued in exchange for services	—	—	120
Loss on disposal of assets	158	20	36
Depreciation and amortization	12,429	8,377	15,774
Goodwill impairment	—	—	119,212
Intangible and other asset impairments	186	30	73,251
Amortization of capitalized contract costs	964	495	1,637
Change in estimate of accrued medical contingency	(16,715)	—	—
Change in fair value of contingent consideration liability	253	—	—
Write-off of notes receivable	—	388	—
Other	(111)	(12)	(68)
Changes in assets and liabilities:
Accounts receivable	1,503	232	2,143
Capitalized contract costs	(2,151)	(2,690)	(4,579)
Prepaid expenses and other current assets	(1,865)	1,355	(2,676)
Other noncurrent assets	(243)	(142)	—
Accounts payable	1,307	(2)	1,604
Restaurant food liability	(974)	(1,311)	4,475
Income tax payable	(48)	71	26
Accrued payroll	(2,062)	(434)	1,104
Accrued medical contingency	(218)	(216)	(680)
Accrued workers’ compensation liability	—	(102)	(161)
Other current liabilities	1,039	3,312	(6,827)
Other noncurrent liabilities	(796)	2,147	129
Net cash provided by (used in) operating activities	(2,341)	38,445	(73,477)
Cash flows from investing activities:
Purchases of property and equipment	(767)	(1,555)	(1,636)
Internally developed software	(8,752)	(3,982)	(1,805)
Purchase of domain names	(3,006)	—	—
Acquisition of Bite Squad, net of cash acquired	—	—	(192,568)
Acquisitions, net of cash acquired	(25,435)	(628)	(695)
Collections on notes receivable	—	21	94
Proceeds from sale of property and equipment	21	19	34
Net cash used in investing activities	(37,939)	(6,125)	(196,576)
Cash flows from financing activities:
Net proceeds from issuance of stock	30,895	47,574	45,823
Payments on long-term loan	(14,472)	(22,594)	—
Borrowings under short-term loans for insurance financing	8,671	4,753	7,875
Payments on short-term loans for insurance financing	(8,256)	(5,632)	(4,931)
Payments on acquisition loans	(182)	—	—
Proceeds from exercise of stock options	14	45	4
Taxes paid related to net settlement on stock-based compensation	(985)	(1,077)	(811)
Proceeds from long-term loan	—	—	42,080
Waitr shares redeemed for cash	—	—	(10)
Net cash provided by financing activities	15,685	23,069	90,030
Net change in cash	(24,595)	55,389	(180,023)
Cash, beginning of period	84,706	29,317	209,340
Cash, end of period	$60,111	$84,706	$29,317

Supplemental disclosures of cash flow information:
Cash paid during the period for state income taxes	$—	$64	$74
Cash paid during the period for interest	4,816	3,533	3,734
Supplemental disclosures of non-cash investing and financing activities:
Conversion of convertible notes to stock	$—	$12,026	$—
Stock issued in connection with legal settlement	—	3,023	—
Accrued consideration for acquisitions	—	225	—
Stock issued as consideration in acquisitions	13,724	100	868
Seller-financed payables related to other acquisitions	—	—	868
Stock issued as consideration in Bite Squad Merger	—	—	126,574
Stock issued in connection with Term Loan	—	—	3,884
Non-cash gain on debt extinguishment	—	—	1,897

WAITR HOLDINGS INC.
NON-GAAP FINANCIAL MEASURE
ADJUSTED EBITDA
(In thousands)
(Unaudited)
Adjusted EBITDA is not required by, nor presented in accordance with, generally accepted accounting principles in the United States of America (“GAAP”). We define Adjusted EBITDA as net income (loss) adjusted to exclude interest expense, income taxes, depreciation and amortization expense, stock-based compensation expense, (gain) loss on disposal of assets, intangible and other asset impairments, change in fair value of contingent consideration liability, medical contingency change in estimate, business combination related expenditures and other non-recurring adjustments, accrued legal contingency, restructuring expenses, one-time legacy reserve adjustment and one-time legacy receivable adjustment. We use this non-GAAP financial measure as a key performance measure because we believe it facilitates operating performance comparisons from period to period by excluding potential differences primarily caused by variations in capital structures, tax positions, the impact of acquisitions and restructuring, the impact of depreciation and amortization expense on our fixed assets, the impact of stock-based compensation expense and other items that do not reflect our core operations. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income (loss) or other performance measures derived in accordance with GAAP. A reconciliation of net income (loss) to Adjusted EBITDA is provided below:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
NET INCOME (LOSS)	$(8,126)	$2,641	$(5,229)	$15,836
Interest expense	1,741	1,937	7,074	9,458
Income taxes	(58)	70	24	122
Depreciation and amortization expense	3,477	2,135	12,429	8,377
Stock-based compensation expense	1,874	1,988	7,974	5,166
(Gain) loss on disposal of assets	(12)	5	158	20
Intangible and other asset impairments	—	1	186	30
Change in fair value of contingent consideration liability	253	—	253	—
Medical contingency change in estimate	—	—	(16,715)	—
Business combination related expenditures and other non-recurring adjustments	1,293	776	3,452	776
Accrued legal contingency	1,250	—	5,950	1,023
Restructuring expenses	—	—	—	850
One-time legacy reserve adjustment	—	—	—	1,352
One-time legacy receivable adjustment	—	388	—	388
ADJUSTED EBITDA	$1,692	$9,941	$15,556	$43,398

WAITR HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED NET INCOME (LOSS) AND
ADJUSTED EARNINGS (LOSS) PER DILUTED SHARE
(In thousands, except share and per share data)
(Unaudited)
Adjusted net income (loss) and adjusted earnings (loss) per diluted share are not required by, nor presented in accordance with, GAAP. We define adjusted earnings (loss) per diluted share as adjusted net income (loss) divided by our weighted average common shares outstanding - diluted. Adjusted net income (loss) is calculated as net income (loss) minus medical contingency change in estimate, plus change in fair value of contingent consideration liability, business combination related expenditures and other non-recurring adjustments, accrued legal contingency, restructuring expenses, one-time legacy reserve adjustment and one-time legacy receivable adjustment. We use these non-GAAP financial measures because we believe they facilitate period to period comparisons of operating performance, by excluding potential differences primarily caused by non-recurring items. Business combination related expenses, accrued legal contingency, restructuring expenses, change in fair value of contingent consideration liability, medical contingency change in estimate, one-time legacy reserve adjustment and one-time legacy receivable adjustment are considered non-recurring items. Adjusted net income (loss) and adjusted earnings (loss) per diluted share are not measurements of our financial performance under GAAP and should not be considered as an alternative to net income (loss) or earnings (loss) per share or other performance measures derived in accordance with GAAP. A reconciliation of net income (loss) to adjusted net income (loss), along with adjusted earnings (loss) per diluted share, is provided below:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net income (loss)	$(8,126)	$2,641	$(5,229)	$15,836
Change in fair value of contingent consideration liability	253	—	253	—
Medical contingency change in estimate	—	—	(16,715)	—
Business combination related expenditures and other non-recurring adjustments	1,293	776	3,452	776
Accrued legal contingency	1,250	—	5,950	1,023
Restructuring expenses	—	—	—	850
One-time legacy reserve adjustment	—	—	—	1,352
One-time legacy receivable adjustment	—	388	—	388
Adjusted net income (loss)	$(5,330)	$3,805	$(12,289)	$20,225
Weighted average common shares outstanding - diluted	134,338,607	125,018,776	120,593,501	108,175,022
Adjusted earnings (loss) per diluted share	$(0.04)	$0.03	$(0.10)	$0.19